Exhibit 10.2

Lead Enterprises, Inc.

5712 Southwest Fwy

Houston, Texas 77057

rwilson2311@yahoo.com

May 21, 2018

Mr. Christopher Brown

Chief Executive Officer

Neutra Corp.

400 South 4th Street, Suite 500

Las Vegas, Nevada 89101

Re:	Neutra Corp. convertible promissory note in the amount of $73,940.00 dated July 31, 2015 issued to Vista View Ventures, Inc. (now known as Lead Enterprises, Inc.)

Dear Mr. Brown:

The undersigned, Lead Enterprises, Inc. (formerly Vista View Ventures, Inc.) the owner and holder of the captioned promissory note, hereby waives any and all default and extends the maturity date from July 31, 2017 to July 31, 2019.

Lead Enterprises, Inc.

By: /s/ Robert Wilson

Robert Wilson

President